EXHIBIT 10.18

                        SECOND AMENDMENT AND MODIFICATION

                         TO LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "AGREEMENT") is made effective as of October 13, 1999 by and among TODAY'S MAN, INC., a Pennsylvania corporation ("BORROWER"); each of the Subsidiaries of the Borrower identified under the caption "Guarantor" on the signature pages of this Agreement (individually, a "GUARANTOR" and, collectively, the "GUARANTORS"); each of the financial institutions identified under the caption "Lenders" on the signature pages of this Agreement (including without limitation Mellon in such capacity) (individually, a "LENDER" and, collectively, the "LENDERS"); and MELLON BANK, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                   BACKGROUND

     A. Borrower, Guarantors, Lenders and Agent previously entered into a certain Loan and Security Agreement dated December 4, 1998, as amended by that certain First Amendment and Modification to Loan and Security Agreement dated April 28, 1999 (as amended, the "LOAN AGREEMENT"), pursuant to which, inter alia, Lenders agreed to extend to Borrower a revolving credit facility up to a maximum outstanding principal amount of Forty Five Million Dollars ($45,000,000.00).

     B. Borrower and Guarantors have requested and Lenders and Agent have agreed to amend the terms of the Loan Agreement in accordance with the terms and conditions hereof.

     C. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

     D. NOW, THEREFORE, in consideration of foregoing premises and intending to be legally bound hereby, the parties hereto agree as follows:

     1. EXPANSION STORE SUBLIMIT. SECTION 3.7 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

               "3.7 EXPANSION STORE SUBLIMIT . Notwithstanding anything herein or elsewhere to the contrary, Agent may permit Out-of-Formula Advances under the Revolving Credit Facility in an amount up to $500,000.00 outstanding at any time (the "EXPANSION STORE SUBLIMIT"), which Advances may only be used by Borrower to finance the cost of acquiring finished goods inventory to be sold from and at new retail store locations opened by Borrower after the date of this Agreement.

               No more than five (5) Advances under the Expansion Store Sublimit shall be permitted in any Loan Year. Each Advance under the Expansion Store Sublimit must be in increments of $100,000.00. Each Advance under the Expansion Store Sublimit shall be repaid in twelve (12) equal and consecutive monthly installments on the first day of each calendar month commencing on the first day of the calendar month after such Advance is made. To the extent not previously repaid all of such Advances shall be repaid in full on the expiration date of the Contract Period. Borrower may not prepay such Advances. All payments required to be made by Borrower in connection with Advances under the Expansion Store Sublimit may be made, at Agent's option, by Agent debiting the Borrower's operating account maintained by Borrower with Agent.

               The Expansion Store Sublimit shall only be available to Borrower at the option of Agent. On or before December 1 of each year Agent will notify Borrower whether the Expansion Store Sublimit will continue to be made available to Borrower for the next twelve-month period. In the absence of such notice, the Expansion Store Sublimit will be available to Borrower for the next twelve-month period.

               Notwithstanding anything herein or elsewhere to the contrary: (a) the outstanding principal of all Advances under the Revolving Credit Facility, including without limitation Advances under the Expansion Store Sublimit, but excluding Advances to pay interest, fees and Lender Group Expenses, shall not exceed the Maximum Revolving Credit Facility; (b) upon the occurrence of a Default, at the option of Agent, Borrower shall not be entitled to receive any further Advances under the Expansion Store Sublimit; and (c) Borrower may only use Advances under the Expansion Store Sublimit to finance the cost of acquiring finished goods inventory to be sold from and at new retail store locations opened by Borrower after the date of this Agreement."

     2. APPLICABLE MARGIN. SECTION 6.4 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:


               "6.4 The "APPLICABLE MARGIN" is equal to the percent per annum in excess of the Base Rate or LIBOR Rate as set forth in the following pricing matrix:


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



                                                                     REVOLVING CREDIT
                                                    REVOLVING           FACILITY
                                                 CREDIT FACILITY     [NON-EXPANSION    EXPANSION STORE
                                                  [ALL ADVANCES]     STORE SUBLIMIT]     SUBLIMIT
Level                  Borrower's Annual           Base Rate          LIBOR Rate        LIBOR Rate
                                   EBITDA              +                  +                 +
-----------------------------------------------------------------------------------------------------
Level I          < $9,000,000                          .50%              3.00%            3.50%
Level II         > $9,000,000 < $10,000,000            .25%              2.75%            3.25%
                 -
Level II         > $10,000,000 < $15,000,000          .125%              2.50%            3.00%
                 -
Level IV         > $15,000,000 < $25,000,000           .00%              2.25%            2.75%
                 -
Level V          > $25,000,000 < $30,000,000           .00%              2.00%            2.50%
                 -
Level VI         > $30,000,000                         .00%              1.75%            2.25%
                 -

                    From September 30, 1999 through the date of receipt of the
               Borrower's fiscal year-end January 31, 2000 audited financial statements, the Applicable Margin for Advances under the Revolving Credit Facility shall be the Applicable Margin set forth on Level II in the above-described pricing matrix. Thereafter, the Applicable Margin will be based upon Borrower's EBITDA on an annual basis as reflected on Borrower's year-end audited financial statements delivered to Agent pursuant to SECTION and absent an Event of Default, provided, however, if the Borrower's year end financial statements are not delivered at the time specified in SECTION below, then the Applicable Margin for any given kind of Loan shall, in the event that such statements are not delivered within two (2) Business Days of receipt of notice from the Agent, be the highest Applicable Margin set forth above for such kind of Loan during any period that the Borrower is delinquent in the delivery of such financial statements, provided further, that if such financial statements are not delivered within thirty (30) days after the original due date, then interest shall accrue, at the option of Agent, at the Default Rate."

     3. NEW STORE LOCATIONS. SECTION 12.24 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

               "12.24 NEW STORE LOCATIONS.

                    (a) Borrower will not open any more than four (4) new stores during its fiscal year ending January 31, 2000. Borrower will not open any more than three (3) new stores during its


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


               fiscal year ending January 31, 2001. Borrower will not open any more than six (6) new stores in any fiscal year after its fiscal year ending January 31, 2001 without the consent of Agent. If Borrower opens less than six (6) new stores in any fiscal year after its fiscal year ending January 31, 2001 ("UNOPENED STORES"), the number of new stores which may be opened in the next fiscal year may be increased by the number of such Unopened Stores, provided that, in no event may Borrower open more than eight (8) new stores in any one fiscal year without the consent of Agent. As a condition of opening each new location, Borrower will (i) deliver to Agent at least ninety (90) days prior written notice of its intent to open a new store; (ii) use its best efforts to provide to Agent (for the pro rata benefit of the Lenders) a first priority perfected Mortgage, a Landlord's Consent and a recorded Memorandum of Lease for each new store location in form and content acceptable to Agent; (iii) deliver to Agent any UCC-1 financing statements required by Agent to perfect Agent's first priority Lien in assets of Borrower located on such premises; (iv) deliver to Agent search reports in form and content acceptable to Agent indicating that there are no Liens encumbering Borrower's assets at such new location except the Lien in favor of Agent (for the pro rata benefit of Lenders); and (v) deliver to Agent such legal opinions regarding the Mortgage and related documents as Agent may require.

                    (b) In the event that Borrower receives proceeds as a result of the payment of the exercise price of the existing Warrants currently issued by Borrower (collectively, "WARRANT PROCEEDS"), Borrower may utilize such Warrant Proceeds to open additional new stores in excess of the number permitted under SECTION, provided that (i) Borrower complies with the requirements set forth in subsection SECTION (I) THROUGH (V) for such additional new stores; (ii) the funds paid from the Warrant Proceeds to open such additional new stores must be spent within twenty-four (24) months of the termination date for the exercise of the Warrants;
               (iii) no more than three (3) additional new stores may be opened in the fiscal year ending January 31, 2001 or in the fiscal year ending January 31, 2002; and (iv) no more than fifteen (15) new stores, including new stores opened pursuant to SECTION and this SECTION, may be opened between February 1, 2000 and January 31, 2002.

                    (C) Notwithstanding anything herein or elsewhere to the
               contrary, if an Event of Default has occurred, Borrower may


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


               not open any new stores thereafter without the prior consent of Agent."

     4. TANGIBLE NET WORTH. SECTION 13.1 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

                    "13.1 TANGIBLE NET WORTH. Borrower will maintain Tangible
               Net Worth of not less than (a) $49,500,000 as of February 1, 1999 and at all times thereafter until January 30, 2000; (b) $55,500,000 as of January 31, 2000; (c) $54,500,000 as of
               February 1, 2000 and at all times thereafter until January 30, 2001; (d) $61,000,000 as of January 31, 2001 and at all times thereafter until January 30, 2002; and (e) $66,400,000 as of January 31, 2002 and at all times thereafter."

     5. CAPITAL EXPENDITURES. SECTION 13.3 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

                    "13.3 CAPITAL EXPENDITURES. Borrower will not cause, suffer or permit Borrower's aggregate annual Capital Expenditures to exceed (a) $4,000,000 for the fiscal year ending January 31, 1999; (b) $6,500,000 for the fiscal year ending January 31, 2000; and (c) $7,500,000 for the fiscal year ending January 31, 2001 and for each fiscal year thereafter. To the extent that the permitted amount of Capital Expenditures are not used in any one fiscal year, the unused portion not to exceed fifty percent (50%) of permitted Capital Expenditures for such year may be utilized in the following fiscal year. The limitations on permitted Capital Expenditures set forth above shall not apply to Capital Expenditures funded with Warrant Proceeds as permitted under SECTION or to Capital Expenditures made by Borrower to repair or replace items damaged by a casualty loss."

     6. FIXED CHARGE COVERAGE RATIO. SECTION 13.4 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

                    "13.4 FIXED CHARGE COVERAGE RATIO. Borrower will maintain a
               Fixed Charge Coverage Ratio tested quarterly on a rolling four
               (4) quarters basis of not less than (a) 1.1 to 1.0 for the fiscal quarters ending January 31, 1999, April 30, 1999 and July 31, 1999, respectively; (b) .80 to 1.0 for the fiscal quarter ending October 31, 1999; (c) 1.0 to 1.0 for the fiscal quarters ending January 31, 2000, April 30, 2000, July 31, 2000 and October 31, 2000, respectively; and (d) 1.5 to 1.0 for the fiscal


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


               quarter ending January 31, 2001 and for each fiscal quarter end thereafter."

     7. WARRANTS. Borrower has requested that Bank agree to the amendment of certain outstanding Warrant Agreements issued by Borrower. Notwithstanding
SECTION 12.29 of the Loan Agreement. Bank consents to the amendment of the terms of such outstanding Warrants Agreements, provided that, no other material amendments will be made to such Warrant Agreements except for the extension of the termination of the exercise date of such Warrants from December 31, 1999 to a date no later than June 30, 2001. Borrower agrees to deliver to Bank a copy of the amended Warrant Agreement at such time that it is circulated to the Warrant Holders for execution. The copy of the Warrant Agreement attached as EXHIBIT L to the Loan Agreement will be replaced and superceded by such amended copy of the Warrant Agreement. Borrower represents and warrants that such amended Warrant Agreement will be a true and complete copy of the form of amended Warrant Agreement utilized for all outstanding Warrants ("WARRANTS") issued by Borrower and that there will have been no other modifications or amendments thereto. Borrower represents and warrants that Borrower has not entered into any agreements with the holders of any such Warrants modifying or amending the terms thereof, including without limitation, any agreement requiring Borrower to purchase or repurchase any Warrants or stock issued pursuant to such Warrants.

     8. AMENDMENT FEE. Borrower shall pay to Bank an amount equal to Fifty Thousand Dollars ($50,000.00) (the "AMENDMENT FEE"), which Amendment Fee is fully earned and shall be due and payable upon the execution of this Agreement.

     9. REPRESENTATION WARRANTIES. Borrowers and Guarantors hereby represent and warrant, which representations and warranties shall survive until all Obligations are paid and satisfied in full, as follows:

          (a) All representations and warranties of Borrower and Guarantors set forth in the Loan Documents are true and complete as of the date hereof.

          (b) No condition or event exists or has occurred which would constitute an event of default under the Loan Documents or under any other agreement between Borrower, any Guarantor and any other third party (or would, upon the giving of notice or the passage of time, or both constitute an event of default).

          (c) Borrower has not received any notice of default or event of default from any other lender, trustee or lessor with respect to any other loan, financing or lease agreement.

          (d) The execution and delivery of this Agreement by Borrower and Guarantors and all documents and agreements to be executed and delivered pursuant to the terms hereof:

               (i) have been duly authorized by all requisite corporate action


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


          by Borrower and by each Guarantor;

               (ii) will not conflict with or result in the breach of or constitute a default (upon the passage of time, delivery of notice or both) under Borrower's or any Guarantor's Articles of Incorporation, By-Laws or any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which Borrower or any Guarantor is a party or by which any of them is bound or affected; and

               (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or any Guarantor, except liens in favor of the Agent or as permitted hereunder or under the Loan Documents.*

     10. CERTAIN FEES, COSTS, EXPENSES AND EXPENDITURES. Borrower will pay all of the Agent's expenses in connection with the review, preparation, negotiation, documentation and closing of this Agreement and the consummation of the transactions contemplated hereunder, including without limitation, costs and fees and expenses of counsel retained by Agent and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever any Lender's or Agent's right to reimbursement under any of the Loan Documents.

     11. COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with this Agreement shall be made in accordance with the provisions of the Loan Agreement.

     12. TIME OF ESSENCE. Time is of the essence of this Agreement.

     13. INCONSISTENCIES. To the extent of any inconsistencies between the terms and conditions of this Agreement and the terms and conditions of the Loan Documents, the terms and conditions of this Agreement shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower and Guarantors.

     14. BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     15. SEVERABILITY. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     16. NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.


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


     17. MODIFICATIONS. No modifications of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

     18. HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

     19. LAW GOVERNING. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

     20. HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     E. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter set forth herein and supersedes all prior or contemporaneous oral and/or written agreements and representations not contained herein concerning the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  BORROWER:

                                  TODAY'S MAN, INC., a Pennsylvania corporation

                                  By: ____________________________________

[CORPORATE SEAL]                      Frank E. Johnson, Executive Vice President


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


                                  GUARANTORS:

                                  BENMOL, INC., a Delaware corporation

[CORPORATE SEAL]

                                  By: ____________________________________
                                      Frank E. Johnson, President


                                  D&L, INC., a Delaware corporation

                                  By: ____________________________________
                                      Frank E. Johnson, President
[CORPORATE SEAL]


                                  FELD & FELD, INC., a Delaware corporation

                                  By: ____________________________________
                                      Frank E. Johnson, President
[CORPORATE SEAL]


                       (SIGNATURES CONTINUED ON NEXT PAGE)


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


                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)

                                   LENDERS:

                                   MELLON BANK, N.A.

                                   By: ____________________________________
                                       Daniel K. Clancy, Vice President

                                   AGENT:

                                   MELLON BANK, N.A.

                                   By: ____________________________________
                                       Daniel K. Clancy, Vice President


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